               FIFTH PROSPECTUS SUPPLEMENT DATED JANUARY 31, 2000
                     (to prospectus dated November 11, 1999)


                               Sunbeam Corporation

                                 $2,014,000,000
         Zero Coupon Convertible Senior Subordinated Debentures Due 2018
                                       and
        Shares of Common Stock Issuable Upon Conversion of the Debentures



                       ADDITIONAL SELLING SECURITYHOLDERS

         The following represents an addendum to the table of selling securityholders appearing in the November 11, 1999 prospectus on pages 131-32.


                                         Principal Amount at                       Common Stock         Common
                                       Maturity of Debentures  Percent of Total   Owned Prior to      Stock to be
                                       Beneficially Owned and    Outstanding    Original Debentures   Registered
       Selling Securityholders             Offered Hereby        Debentures          Offering           Hereby
-------------------------------------- ----------------------- ---------------  ------------------- ---------------
    HBK Master Fund L.P.                       $   244,168,000      12.1                 -                 -

     2
    R  Investments, LDC                             19,744,000        -                  -                 -


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